Exhibit 99.1

INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION APPOINTS STEPHANIE L. FEHR TO BOARD OF DIRECTORS

ELYRIA, Ohio - Invacare Corporation (NYSE: IVC) today announced the appointment of Stephanie L. Fehr to its Board of Directors, effective March 25, 2021. Ms. Fehr currently serves as executive vice president and chief human capital officer of UnitedHealthcare, a division of UnitedHealth Group (NYSE: UGH), which provides healthcare benefits to an array of customers and markets, a position she has held since 2017.

Ms. Fehr has a strong background and experience in human resources and talent development in leading healthcare and technology businesses. Ms. Fehr was unanimously appointed by the current members of the Board after an extensive search conducted by an internationally recognized executive search firm. She will serve as a member of the company’s Compensation and Management Development Committee and its Nominating and Governance Committee. Her appointment brings the number of Invacare directors to a total of ten, nine of whom are independent.

“We are pleased to further strengthen and diversify our Board with Stephanie’s addition. Her background in healthcare and wealth of experience in human capital leadership will be invaluable to Invacare as we embark on our next chapter of growth and drive cultural and organizational excellence,” said Matt Monaghan, chairman, president and chief executive officer.

“I am excited to join Invacare’s Board of Directors, and proud to be working with a company which provides vital medical devices that help improve the daily lives of so many people around the world. With the accelerating adoption of telehealth, I see immense opportunities to integrate healthcare and technology, and expand on Invacare’s philosophy of providing 24-hours of care,” said Ms. Fehr.

Prior to joining UnitedHealthcare, Ms. Fehr spent 17 years in human resources and talent leadership roles with Apple Computer Inc. (NASDAQ: AAPL) from 2000 to 2017.

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than statements of historical facts, included in this press release may be deemed forward-looking statements. The Company uses the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “intend(s),” “may,” “plan(s),” “project(s),” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements relating to the proposed offering of the notes include, but are not limited to: whether the Company will offer the notes; whether the Company will consummate the offering on the proposed terms, or at all; whether the notes will be convertible into the Company’s common shares, or convertible at all; the anticipated use of the net proceeds of the offering; and whether the capped call transactions will become effective. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause actual results to differ materially from those expressed in the Company’s forward-looking statements include: changes in market conditions; demands on the Company’s cash; and final pricing of the notes and the capped call transactions. Other risks include those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by, and as otherwise described in, the Company’s subsequent reports filed with the SEC. Other risks to potential purchasers of the notes include those described in the applicable private offering memorandum. These risks and uncertainties may cause the Company’s actual future actions or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as to the date on which they are made, and, except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.